UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

MEGALITH FINANCIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 5th Avenue, 29th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MFAC	The New York Stock Exchange
Warrants to purchase Class A Common Stock	MFAC.W	The New York Stock Exchange
Units, each consisting of one share of Class A Common Stock and one Warrant	MFAC.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 5, 2020, Samvir S. Sidhu resigned from his position as Chief Executive Officer of Megalith Financial Acquisition Corp. (the “Company”). Mr. Sidhu will remain as a director of the Company.

Effective May 5, 2020, A.J. Dunklau, the Company’s President, was appointed as Chief Executive Officer of the Company. There is no arrangement or understanding between Mr. Dunklau and any other person pursuant to which he was named Chief Executive Officer of the Company.

Mr. Dunklau has served as the Company’s President since inception. From 2011 through 2017, Mr. Dunklau was an executive at AGDATA, LP, a provider of payment facilitation, information services, and software, which was sold to Vista Equity Partners in 2014. From 2016 to 2017 Mr. Dunklau served as AGDATA’s Chief Strategy Officer and from 2014 to 2016 he served as its Head of Product Management. From 2012 to 2014, Mr. Dunklau served as AGDATA’s Executive Vice President and General Manager of Industry Platforms, and prior to that served as Director of Business Development. From 2005 to 2011, he worked as a management consultant at A.T. Kearney, where he consulted on global projects across a range of industries, including financial services. Mr. Dunklau received his Bachelors of Science in Business Administration from Washington University in St. Louis and an MBA from the Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2020	MEGALITH FINANCIAL ACQUISITION CORP.

	By:	/s/ A.J. Dunklau
	Name: Title:	A.J. Dunklau President and Chief Executive Officer

2